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                                                                  EXHIBIT 23.6



                           CONSENT OF HOVDE FINANCIAL, INC.


     We hereby consent to the use of our opinion in the Prospectus/Proxy Statement included in this Registration Statement and to all references to our firm included in or made a part of this Registration Statement.






HOVDE FINANCIAL, INC.

/s/ Hovde Financial, Inc.


El Cajon, California
August 6, 1999